UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 22, 2006
Date of Report (Date of earliest event reported)

CONTINENTAL MATERIALS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-03834	36-2274391
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

200 South Wacker Dr., Suite 4000 Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 541-7200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02                           Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On June 22, 2006, management, in conjunction with the Audit Committee of the Board of Directors of Continental Materials Corporation (the “Company”), concluded that the Company’s segment disclosure will be restated. Accordingly, the principal financial officer and principal accounting officer have concluded that the financial statements for the fiscal years 2004 and 2003, and each of the fiscal quarterly periods of 2005, 2004 and 2003 should no longer be relied upon. The restatement will revise the segment information presented for the aforementioned periods.

As the restatement relates only to the disclosure of the Company’s segment information, the previously reported amounts in the Consolidated Statement of Operations, including Sales, Operating Income, Net Income and Earnings Per Share, will remain unchanged. In addition, the restatement has no effect on the Consolidated Statement of Financial Position, Cash Flows, or the liquidity of the Company. Management believes that the restated segment information will be beneficial to investors by providing greater detail about the Company’s operations. The Company has concluded that its restated financial statement disclosures will revise the Company’s historical presentation of our two reportable segments, the Construction Materials segment and the Heating and Air Conditioning segment, into four reportable segments. The restated segments will disaggregate the reporting of the Construction Materials segment into two reportable segments: the Concrete, Aggregates and Construction Supplies segment and the Door segment. The Heating and Air Conditioning segment will also be disaggregated into two reportable segments: the Heating and Cooling segment and the Evaporative Cooling segment, in accordance with Statement of Financial Accounting Standard No. 131, “Disclosures about Segments of an Enterprise and Related Information” (“SFAS 131”). The Company will provide restated segment disclosures for the fiscal years 2004 and 2003 in the Annual Report filed on Form 10-K for the 2005 fiscal year. Restated segment disclosures for the interim periods for fiscal 2005 will be provided as the 2006 quarterly reports on Form 10-Q are filed.

The Company’s lack of a process to evaluate all relevant information specified in SFAS 131, including internal management reporting, changes in economic characteristics and other factors is considered a material weakness as defined under standards established by the Public Company Accounting Oversight Board. The Company has implemented a process to evaluate and analyze changes in internal management reporting, economic characteristics and other factors specified in SFAS 131 as they occur to determine whether any of the changes would affect segment reporting on a quarterly basis in accordance with SFAS 131. Management believes that such measures will appropriately address the material weakness related to the determination of reporting segments in accordance with SFAS 131.

The Company’s principal accounting officer has discussed the matters disclosed in this current report on Form 8-K with its current independent registered public accounting firm (serving since August 3, 2005) and its former independent registered public accounting firm (which served until August 3, 2005).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTINENTAL MATERIALS CORPORATION
By:	/s/ Joseph J. Sum
Name:	Joseph J. Sum
Title:	Chief Financial Officer

Date: June 27, 2006